EXHIBIT 99.1
                                                                    ------------



THIS NOTICE DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES WITHIN THE UNITED STATES OR TO U.S. PERSONS, OR IN ANY OTHER JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL. THE SECURITIES REFERENCED IN THIS NOTICE HAVE NOT AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY SECURITIES LAWS OF ANY POLITICAL SUBDIVISION THEREOF. ACCORDINGLY, THE SECURITIES REFERENCED IN THIS NOTICE MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS OR U.S. RESIDENTS ABSENT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.



                                  CARNIVAL PLC
                  (FORMERLY KNOWN AS P&O PRINCESS CRUISES PLC)
            (INCORPORATED IN ENGLAND AND WALES WITH LIMITED LIABILITY
            UNDER THE COMPANIES ACT 1985, REGISTERED NUMBER 4039524)
                                 (the "COMPANY")


                          NOTICE OF RESULT OF A MEETING

                         of the holders of those of the

                               (POUND)200,000,000
                    7.125 PER CENT. GUARANTEED NOTES DUE 2012
                   (ISIN: XS0130601262; Common Code: 13060126)

                      of the Company presently outstanding
                                  (the "NOTES")


NOTICE IS HEREBY GIVEN by the Company that at the Meeting of the holders of the above Notes held on 16 June, 2003, the Resolution set out in the Notice of Meeting published in the FINANCIAL TIMES (European edition) on Friday, 23 May, 2003 was duly PASSED as an extraordinary resolution. Accordingly, (i) the modifications and amendments to the original Trust Deed constituting the Notes (including the terms and conditions of the Notes) and to the original Paying Agency Agreement relating to the Notes have been implemented and (ii) Carnival Corporation has guaranteed on an unsubordinated, unsecured basis, the payment of the principal and interest in respect of the Notes and all other monies payable under, or pursuant to the Trust Deed, as amended, all as contemplated in the aforementioned Notice of Meeting dated 23 May, 2003.


This Notice is given by:
CARNIVAL PLC
5 Gainsford Street
London, SE1 2NE

Dated: 18 June, 2003